P.O. Box 25099 ~ Richmond, VA 23260 ~ Phone: (804) 359-9311 ~ Fax (804) 254-3584
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P R E S S R E L E A S E

CONTACT:	Candace C. Formacek	RELEASE	4:16 p.m. ET
Phone: (804) 359-9311
Fax: (804) 254-3584
Email: investor@universalleaf.com

Universal Corporation Updates Record Date and Annual Meeting Date

Richmond, VA June 21, 2019 / PRNEWSWIRE
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    On June 18, 2019, the Board of Directors of Universal Corporation (NYSE:UVV) approved changes to its previously announced Annual Meeting of Shareholders date and corresponding record date for administrative purposes. The Board of Directors set the new date of the Annual Meeting of Shareholders as Wednesday, August 28, 2019. It will be held at 9:00 a.m. at the Company’s headquarters building. The Board of Directors set the new record date for the Annual Meeting of Shareholders as July 19, 2019.

Headquartered in Richmond, Virginia, Universal Corporation is the leading global leaf tobacco supplier and conducts business in more than 30 countries. Its revenues for the fiscal year ended March 31, 2019, were $2.2 billion. For more information on Universal Corporation, visit its website at www.universalcorp.com.

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